Exhibit 99.1

(NYSE: MAC) an S&P 500 Company May 2015

LEGAL DISCLAIMER This document contains information constituting forward-looking statements and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, operating expenses, and competition; adverse changes in the real estate markets, including the liquidity of real estate investments; and risks of real estate development, redevelopment, and expansion, including availability, terms and cost of financing, construction delays, environmental and safety requirements, budget overruns, sunk costs and lease-up; the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, and occupancy and other required governmental permits and authorizations; and governmental actions and initiatives (including legislative and regulatory changes) as well as terrorist activities or other acts of violence which could adversely affect all of the above factors. Furthermore, occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so. In addition, references may be made to non-GAAP financial results. Investors are encouraged to review these non-GAAP financial measures, as well as the reconciliation of these measures to the comparable GAAP results included at the end of our earnings press release financial statements. Copies of our earnings press release containing these reconciliations can be found in the Investing section of our website at www.macerich.com.

MACERICH

Overview of Macerich

Macerich (NYSE: MAC) is focused on the acquisition, leasing, development, redevelopment and management of top quality regional malls in the U.S.

- The company owns 51 regional shopping centers across the U.S.
- Total market capitalization over $13 billion
- Expected $1.04 billion in Net Operating Income (NOI) in 2016

Key 2014 Achievements

Operational	✓ Met high end of initial FFO guidance ✓ Achieved same center NOI growth of 4.24%
Leasing	✓ Generated 22% releasing spreads, representing the third straight year of increasing spreads ✓ Increased overall occupancy to 95.8%, representing highest occupancy level in a decade
Development	✓ Completed construction of Tysons Corner 500k square foot office ✓ Entered into PREIT and Lennar joint ventures ✓ Completed Fashion Outlet of Niagara Falls expansion with signed leases for roughly 82% of expansion
Strategic	✓ Completed disposition of non-core assets resulting in net proceeds of approximately $359 million

Forecasted 2015 NOI by Asset Type


Non-core assets 10%
MAC 'A' Malls Top 40 90%

Top 40 'A' quality malls generate 90% of NOI

Geographically Diverse Portfolio: NOI Breakdown by Geography


Arizona 17.0%
NorthEast Corridor 33.0%
California & Pacific NorthWest 34.8%
Other 15.2%

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Macerich Company_left_Nov06.wmfMacerich’s Portfolio as of December 31, 2014 4 MACERICH Macerich currently owns 51 regional shopping centers located in the country’s most attractive, densely populated markets

Macerich Company_left_Nov06.wmfMACERICH Macerich Has Delivered Strong Performance Macerich has continued to make major progress and significant achievements on all fronts; we continued to seize opportunities and further strengthen our Company and our growth prospects $517 $562 $587 $400 $450 $500 $550 $600 2012 2013 2014 $3.18 $3.51 $3.60 $2.50 $3.00 $3.50 $4.00 2012 2013 2014 93.8% 94.6% 95.8% 92% 93% 94% 95% 96% 2012 2013 2014 Creating Significant Value for Stockholders 13.68% 74.54% 105.05% 28.03% 57.63% 118.38% 47.20% 85.09% 185.48% 0.00% 50.00% 100.00% 150.00% 200.00% 2014(One Year) 2012-2014(Three Year) 2010-2014(Five Year) S&P 500 Index FTSE NAREIT All Equity REITs Index The Macerich Company 5 As Measured by Cumulative Total Shareholder Return FFO Per Share-Diluted Sales Per Square Foot Occupancy at Year-End

Macerich Company_left_Nov06.wmf0 to 5 years 6 to 10 years 11 to 15 years > 15 years Independent75% Non- Independent25% MACERICH Macerich Has a Highly Independent, Balanced and Well-Qualified Board Our Directors provide Macerich with a comprehensive variety of experiences, skills, qualifications and attributes 6 Board Independence Director Tenure Number of Directors with SelectedBackground/Skillset: CEO/President/Founder 9 Real Estate (Commercial and/or Retail) 12 Finance/Capital Markets/Investment 12 Business Operations 12 RiskOversight/Management 12 International 6 Academic 4 Note: Figures are pro forma for the addition of Messrs. Alschuler and Hash after the 2015 AGM, replacing Mr. Anderson and Dr. Sexton 6Directors 1Director 4Directors 1Director

Macerich Company_left_Nov06.wmfMACERICH History of Strong Corporate Governance 7 Macerich stands out among REIT peers as having a long history of strong, stockholder-friendly governance .Single class of common stock (one share / one vote) .Commitment to declassified Board1 .Majority voting for directors with director resignation policy .Right to call special meeting .Strong Lead Independent Director role .All committees consist 100% of independent directors .Annual evaluations of individual directors and committees .Limit to number of other boards directors can serve on .Regular succession planning and proactive board refreshment practices .Comprehensive risk oversight .Robust Code of Ethics for directors and senior management .Focus on corporate social responsibility Key Governance Practices (1): Macerich implemented an annually elected board in 2008; in response to the SPG proposal, a classified board was adoptedfor a limited duration, and Macerich has committed to declassify the Board no later than immediately after the 2016 Annual Meeting

Macerich Company_left_Nov06.wmfMACERICH Overview of the Board’s Response to Simon’s Interest 8 .Macerich received an unsolicited acquisition proposal from Simon Property Group on March 9, 2015 –SPG’s proposal included a partnership between SPG (the #1 mall owner by assets) and General Growth Partners (#2), with an agreement for SPG to sell selected Macerich assets to GGP –SPG’s “best and final” proposal 3 weeks later represented less than a 5% increase over the March 9, 2015 offer .In evaluating the proposal, the Board considered factors including the following: –The proposal substantially undervalued the company and, while it would have benefited SPG (who established a position in Macerich's stock prior to bidding) and investors with short-term horizons, it was not in the best interests of our long-term stockholders –Macerich’s portfolio, which contains many trophy assets that rarely become available for sale and cannot be replicated –Macerich’s strategic plan and current management team’s track record of successful execution –Macerich’s development and redevelopment plans over the next 5 to 10 years, which are expected to be high return-on-cost projects and materially enhance long-term stockholder value –The structure, timing and circumstances of SPG’s proposals, which reduced the potential for competitive offers –The implications of SPG’s stock as consideration, including the dual-class nature and lack of transparent disclosures .The Board’s process for evaluating the proposal was robust –Highly independent Board consisting of real estate and financial experts, assisted by independent financial advisors and counsel –Board includes significant investor perspectives, including a representative of one of Macerich’s largest current stockholders and our Lead Independent Director, Fred Hubbell, is the former Chairman, Insurance and Asset Management Americas for ING Group –Board met eight times over several months in connection with SPG’s interest, including executive sessions of solely independent directors led by our Lead Independent Director

Macerich Company_left_Nov06.wmfMACERICH Macerich is Responsive to Stockholder Feedback 9 Macerich has engaged with investors holding more than 50%of shares to facilitate an open dialogue In response to the unique circumstances surrounding SPG’s proposal, Macerich’s Board took actions including: .Unanimously rejecting the SPG proposal as not in the best interests of stockholders .Adopting temporary governance changes to provide sufficient time for Macerich and its long-term stockholders to evaluate SPG's proposal and for Macerich to pursue a full range of alternatives should SPG have subsequently submitted a proposal that did not significantly undervalue Macerich –Macerich has committed to reverse these changes –Terminated stockholder rights plan as of May 7, 2015 –Committed to declassify Board no later than immediately after the 2016 Annual Meeting .Providing stockholders with enhanced disclosure regarding Macerich’s robust development pipeline and shadow pipeline Board considers key decisions with stockholders’ interest at front of mind With a focus on maintaining a balance of perspectives and experiences on the Board level, we added two new independent director nominees: .Added John Alschuler –Chairman of HR&A Advisors, Inc., an economic development, real-estate and public policy consulting organization .Added Steven Hash –President and COO of Renaissance Macro Research and Former Head of Real Estate Investment Banking at Barclays .Two current directors will retire and not stand for reelection at this year’s Annual Meeting New directors increase overall Board independence and decrease average tenure

Macerich Company_left_Nov06.wmf0 50 100 150 200 250 300 $- $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 $12,000,000 $14,000,000 $16,000,000 2010 2011 2012 2013 2014 Pay TSR MACERICH Macerich’s Compensation Plan Aligns Management and Stockholder Interests 10 Alignment of CEO Pay with TSR TSR Consistently Above 75thPercentile Relative to Peers Annual Incentive 23.1% LTIP 69.2% Cash Service Based 25% Performance Based 75% Salary 7.7% 92% of CEO Pay was equity- based Equity Equity Equity 1 Year 3 Year 5 Year Macerich 47% 23% 23% 75th 43% 21% 20% 50th 34% 15% 18% 25th 30% 12% 15% 2014 Compensation Plan Structure Pay for Performance Alignment Stock Price: 12/31/14: $83.41 5/19/15: $83.07 Macerich’s executive compensation program has received at least 96% support from stockholders in each of the last 3 years

MACERICH

MACERICH®

Annual Incentive Structure Features Rigorous Goals to Align Compensation with Performance

		Goal	Below	Target	Above
Corporate Goals	Ops	FFO per share-diluted guidance of $3.50 to $3.60			✓
		Same center NOI growth of 2.75% to 4.25%			✓
	Leasing	Double-digit releasing spreads from high quality "A" Centers			✓
		Obtain overall occupancy level at Centers of at least 95%		✓	
		Convert temporary tenants to permanent			✓
		Achieve pre-established leasing milestones at identified properties			✓
	Dev	Acquire at least one new outlet center opportunity			✓
		Achieve pre-established development milestones at identified projects			✓
	Strategic	Make significant progress on JCPenney and Sears locations alternate plans		✓	
		Make progress on repositioning on two identified "B" assets		✓	
		Complete disposition of at least $250 million of non-core assets			✓
CEO Goals		Lead external growth through acquisitions			✓
		Continue to execute development/redevelopment activity		✓	
		Refine strategic direction		✓	

Annual incentive awards are 100% equity-based

Mr. Coppola met or exceeded all annual goal targets; accordingly CEO compensation was at the midpoint between target and maximum levels


Min
Target
Max
$0
$2MM
$4MM

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Macerich Company_left_Nov06.wmfMACERICH Long-Term Incentive Equity Award Tied to Company Performance 12 Performance Based* 75% Service Based 25% Vest in equal annual installments over a 3 year period % of Target earned is based on percentile ranking of TSR relative to Equity Peer REITs andachievement of a 3% annual TSR 2014 TSR MAC TSR Percentile Ranking If TSR >3% If TSR < 3% Below 25th 0% 0% At the 25th 50% 25% At the 50th 100% 50% At or above the 75th 150%** 75% 75% of LTIP award is contingent upon achieving these rigorous TSR goals LTIP Significant majority of LTIP award is performance based and contingent upon Macerich achieving strong returns for stockholders both on relative and absolute basis *Awards subject to two year holding period after vesting ** Maximum payout reduced from 200% when the service-based component was added to the program

Macerich Company_left_Nov06.wmfMACERICH Key Compensation Program Attributes 13 .Pay for performance alignment -Rigorous goals and performance metrics -Significant emphasis on equity compensation -Significant emphasis on performance-based compensation .Appropriate compensation peer group .Double-trigger severance agreements .Robust CEO and NEO stock ownership guidelines -CEO 5x base salary, NEO 3x base salary .Clawback policy .Elimination of all excise tax gross-up provisions by Dec. 2015 .Only 1 employment agreement, which expires in Dec. 2015 .Anti-hedging and anti-pledging policies .Engaged independent compensation consultant

Macerich Company_left_Nov06.wmfMACERICH Conclusion 14 .Macerich has a track record of delivering superior financial performance and returns to stockholders .Macerich’s experiencedand highly-independent Board contains a balance between directors with fresh perspectives and those with deep institutional knowledge .Macerich’s independent Board took steps to ensure the protection of long-term stockholder interests .Macerich has been responsive to stockholder feedback regarding its Board and corporate governance profile .Macerich’s compensation program strongly aligns pay with performance We ask for your support at the 2015 Annual Meeting on May 28, 2015 Vote FOR All Items Macerich is committed to delivering value to stockholders